FIRST AMENDENT TO THE

SERIES PORTFOLIOS TRUST

AMENDED AND RESTATED OPERATING EXPENSES LIMITATION AGREEMENT

with

Weiss Multi-Strategy Advisers LLC

THIS FIRST AMENDMENT, dated as of the 23rd day of April, 2021, to the Amended And Restated Operating Expenses Limitation Agreement dated as of February 28, 2018 (the “Agreement”) is entered into by and between Series Portfolios Trust, a Delaware statutory trust (the “Trust”), on behalf of its series listed on Appendix A to the Expense Limitation Agreement, which may be amended from time to time (each a “Fund” and together, the “Funds”), and Weiss Multi-Strategy Advisers LLC (the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend the Agreement to change the name of the Weiss Alternative Balanced Risk Fund to “Weiss Alternative Multi-Strategy Fund”; and

WHEREAS, the Agreement allows for the amendment of Appendix A to the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Appendix A of the Agreement is hereby superseded and replaced with Amended and Restated Appendix A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

SERIES PORTFOLIOS TRUST on behalf its series listed on Amended and Restated Appendix A	WEISS MULTI-STRATEGY ADVISERS LLC

By: /s/ Ryan L. Roell	By: /s/ Pierce Archer
Name: Ryan L. Roell	Name: Pierce Archer
Title: President	Title: Senior Vice President and Chief Operating Officer

SERIES PORTFOLIOS TRUST

AMENDED AND RESTATED OPERATING EXPENSES LIMITATION AGREEMENT
(as of February 28, 2018, as amended April 23, 2021)

Amended and Restated Appendix A

Fund and Share Class	Operating Expense Limit as a Percentage of Average Daily Net Assets

Weiss Alternative Multi-Strategy Fund (all share classes)	1.50%

2